UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2020

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       Compensatory Arrangement

On December 28, 2020, Lannett Company, Inc. (the “Company”) and Timothy C. Crew, the Chief Executive Officer of the Company, entered into a Fourth Addendum to Employment Agreement (the “Fourth Addendum”), pursuant to which the Company and Mr. Crew amended the Employment Agreement between the Company and Mr. Crew dated effective as of January 2, 2018 (as amended, the “Employment Agreement”).

In exchange for Mr. Crew's renewal of the Employment Agreement, the Fourth Addendum amended the Employment Agreement to provide that in the event Mr. Crew resigns his employment in connection with or following a Change in Control (as such term is defined in the Employment Agreement) of the Company, the Non-Competition Period (as such term is defined in the Employment Agreement) shall be reduced to 12 months from the date of his separation of service. There is no change to the Non-Competition Period if Mr. Crew resigns his employment other than in connection with or following a Change in Control of the Company.

The description of the Addendum contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Addendum, which is filed as Exhibit 10.75 hereto, and is incorporated herein by reference.

Item 9.01                     FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits

Exhibit No.	Description

10.75	Fourth Addendum to Employment Agreement of Timothy C. Crew dated December 28, 2020

104	Cover Page Interactive File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: December 29, 2020